Rescission Agreement

This Rescission Agreement (the "Agreement") is made and entered into as of September 7, 2024, by and between:

Party A:
Name: Kuldip Singh, Antonio Cesar Guel, Jagandeep Kaur and Maria Guel.
Address: 8330 Lyndon B. Johnson Fwy, Ste 310, Dallas, Texas 75243

Party B:
Name: JPX Global, Inc.
Address: 370 Amapola Ave., Suite 200A, Torrance, CA 90501

Party C:
Name: Alpharidge Capital, LLC
Address: 370 Amapola Ave., Suite 200A, Torrance, CA 90501

Party D:
Name: Mekaddesh Group Corporation
Address: 8330 Lyndon B. Johnson Fwy, Ste 310, Dallas, Texas 75243

Background:

WHEREAS, Party A, Party B and Party C entered into a Securities Purchase Agreement (SPA) agreement dated March 09, 2023, (the "SPA"), for the sale / purchase of Five (5) Special 2021 Series A Preferred Stock at par value of $0.001, in exchange for $475,000, payable through a Note (The Note), which Special 2021 Series A Preferred Stock has (60%) majority voting rights over all classes of stock of JPX Global, Inc. at all time, and each one (1) of the Special 2021 Series A Preferred Stock is entitled to 2,000,000,000 votes;

WHEREAS, Party A, Party B and Party D entered into an Acquisition Agreement on or around April 23, 2023, (the "Reverse Merger"), for the reverse merger of JPX Global, Inc. into Mekaddesh Group Corporation, which agreement was one of the pre-conditions for entering into the March 09, 2023 SPA, and was scheduled to close once the board of directors of both companies have approved the merger;

WHEREAS, the board of directors of both companies have not approved the SPA and Reverse Merger because of several corporate governance issues that were not clearly addressed in the Reverse Merger;

WHEREAS, the parties wish to rescind and cancel the SPA and the Reverse Merger Agreements in their entirety and restore the parties to their respective positions prior to entering into the SPA and the Reverse Merger agreements.

Agreement:

1. **Rescission of the SPA and the Reverse Merger agreements:**

The parties agree to rescind and cancel the SPA and the Reverse Merger agreements in their entirety. The SPA and the Reverse Merger agreements shall be deemed null and void, and neither party shall have any further obligations or rights under the SPA and the Reverse Merger agreements.

2. **Mutual Release:**

Each party hereby releases and discharges the other party from any and all claims, demands, and liabilities that may have arisen under or in connection with the SPA and the Reverse Merger agreements.

3. R**estoration of Status Quo:**

The parties agree to restore each other to their respective positions as if the SPA and the Reverse Merger agreements had never been entered into. This includes, but is not limited to, the return of any property, payments, or benefits exchanged under the SPA and the Reverse Merger agreements.

4. **No Further Claims:**

Both parties agree that they shall have no further claims or demands against each other with respect to the SPA and the Reverse Merger agreements or its rescission.

5. **Governing Law:**

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

6. **Entire Agreement:**

This Agreement constitutes the entire understanding between the parties with respect to the rescission of the SPA and the Reverse Merger agreements and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.

7. **Counterparts:**

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Rescission Agreement as of the date first above written.

Party A:

Signature: ______________________________
Names: Kuldip Singh, Antonio Cesar Guel, Jagandeep Kaur and Maria Guel.
Title: Party Jointly Named Seller in the Reverse Merger, and Buyer in the SPA.
Date: September 7, 2024

Party B:

Signature: Ambrose Egbuonu
Name: Ambrose O Egbuonu
Title: Chairman, JPX Global, Inc.
Date: September 7, 2024

Party C:

Signature: Frank Igwealor
Name: Frank I Igwealor
Title: President and CEO, Alpharidge Capital, LLC
Date: September 7, 2024

Party D:

Signature: ______________________________
Name: Maria Guel
Title: President and CEO, Mekaddesh Group Corporation
Date: September 7, 2024

IN WITNESS WHEREOF, the parties hereto have executed this Rescission Agreement as of the date first above written.

Party A:

Signature: ____________________
Names: Kuldip Singh, Antonio Cesar Guel, Jagandeep Kaur and Maria Guel.
Title: Party Jointly Named Seller in the Reverse Merger, and Buyer in the SPA.
Date: September 7, 2024

Party B:

Signature: Ambrose Egbuonu
Name: Ambrose O Egbuonu
Title: Chairman, JPX Global, Inc.
Date: September 7, 2024

Party C:

Signature: Frank Igwealor
Name: Frank I Igwealor
Title: President and CEO, Alpharidge Capital, LLC
Date: September 7, 2024

Party D:

Signature: ____________________
Name: Maria Guel
Title: President and CEO, Mekaddesh Group Corporation
Date: September 7, 2024